SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 January 8, 2004

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



      Delaware                     000-24757                 56-1764501
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(State or Other               (Commission File Number)     (I.R.S. Employer
Jurisdiction of Incorporation)                            Identification Number)

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                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 892-1900
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              (Registrant's telephone number, including area code)

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SECURITIES AND EXCHANGE COMMISSION

ITEM 5.  OTHER EVENTS.

eMagin Corporation ("eMagin" or the "Company") and several accredited institutional investors (collectively, the "Investors") entered into a Securities Purchase Agreement whereby the Investors agreed to purchase an aggregate of approximately $4.2 million in exchange for an aggregate of approximately 3.3 million shares of common stock.

The purchased shares were priced at a 20% discount to the average closing price of the stock from December 30, 2003 to January 6, 2004, which ranged from $1.38 to $1.94 per share during the period for an average closing price of $1.26 per share. In addition, the investors received warrants to purchase an aggregate of
2.0 million shares of common stock (subject to anti-dilution adjustments) exercisable at a price of $1.74 per share for a period of five (5) years. The warrants were priced at a 10% premium to the average closing price of the stock for the period.

eMagin also issued additional warrants to the investors to acquire 2.3 million shares of common stock. 1.2 million of such warrants are exercisable, within 6 months from the effective date of the registration statement covering these securities, at a price of $1.74 per share (a 10% premium to the average closing price of the stock for the period), and 1.1 million of such warrants are exercisable within 12 months from the effective date of the registration statement covering these securities, at a price of $1.90 per share (a 20% premium to the average closing price of the stock for the period).

In connection with the completion of the transactions under the Securities Purchase Agreement, eMagin and the investors also entered into a Registration Rights Agreement dated as of January 9, 2004 providing the investors with certain registration rights under the Securities Act of 1933, as amended, with respect to the Company's common stock issued and the common stock issuable upon exercise of the Warrants.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

The foregoing is not intended to be a full and complete description of the transaction. Terms of the transaction are more fully described in the copies of the Securities Purchase Agreement, the forms of Stock Purchase Warrants, and the Registration Rights Agreement attached as exhibits to this Form 8-K.

The Company issued a press release on January 9, 2004 announcing the transactions described above which is also attached hereto as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit
Number        Description

10.1 Securities Purchase Agreement dated as of January 9, 2004 by and among eMagin and the investors identified on the signature pages thereto.

10.2 Registration Rights Agreement dated as of January 9, 2004 by and among eMagin and certain initial investors identified on the signature pages thereto.

4.1 Form of Series A Common Stock Purchase Warrant dated as of January 9, 2004

4.2 Form of Series B Common Stock Purchase Warrant dated as of January 9, 2004

4.3 Form of Series C Common Stock Purchase Warrant dated as of January 9, 2004



                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               EMAGIN CORPORATION



                                                By:   /s/ Gary W. Jones
                                                      -----------------
                                                Name:     Gary W. Jones
                                                Title:    President and Chief
                                                          Executive Officer

Dated: January 9, 2004